UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): August 15, 2013

SPORT CHALET, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20736	95-4390071
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sport Chalet Drive, La Cañada Flintridge, CA 91011

(Address of principal executive offices) (Zip Code)

(818) 949-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of Employee Incentive Plan

On August 15, 2013, the Compensation Committee of the Board of Directors of Sport Chalet, Inc. (the "Company") approved for fiscal year 2014 an employee incentive plan (the "2014 Incentive Plan") for all eligible employees, including executive officers. The terms of the 2014 Incentive Plan are the same as the terms of the employee incentive plans for fiscal 2012 and 2013.

No amount is payable under the 2014 Incentive Plan with respect to any fiscal quarter unless the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for that quarter exceeds the EBITDA amount set forth in the Company's operating budget. One-half of any amount by which the Company's EBITDA for the year-to-date period ending with the most recent quarter exceeds the EBITDA set forth in the budget would be paid to eligible employees in proportion to their base salaries for the quarter. Only employees who are employed both before the beginning of the quarter and at the time of payment would be eligible to receive a bonus payment with respect to a quarter. The Board of Directors retains the right, in its sole discretion, to reduce the aggregate amount payable under the 2014 Incentive Plan with respect to any quarter, notwithstanding the fact that the conditions for payment have been met, or otherwise to modify the 2014 Incentive Plan.

Adoption of Employee Bonus Plan

On August 15, 2013, the Compensation Committee approved for fiscal year 2014 an employee bonus plan (the "2014 Bonus Plan") for all salaried employees, including executive officers. Under the 2014 Bonus Plan, each eligible employee can earn a bonus equal to a percentage of his or her salary, if the Company's net income for fiscal 2014 exceeds a specified amount. For Craig Levra, the Chief Executive Officer, the percentage of base salary, will range between 70% and 160% of base salary, and for each other executive officer will range between 40% and 60% of base salary. The percentage will be determined within this range based upon the employee's performance evaluation. The Compensation Committee retains the right, in its sole discretion, to reduce any award under the 2014 Bonus Plan, notwithstanding the fact that the conditions for payment have been met, or otherwise to modify the 2014 Bonus Plan. There is no assurance that the Company will achieve the net income objective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT CHALET, INC.

Date: August 21, 2013	By:	/s/ Howard K. Kaminsky
Howard K. Kaminsky, Executive Vice President-Finance,
Chief Financial Officer and Secretary